Exhibit 99.1

News Release

3333 West Good Hope Rd. • Milwaukee, Wisconsin 53209

IMMEDIATE RELEASE

Strattec Generated $14 million in Cash from Operations in
Second Quarter Fiscal 2026

•
Sales for the quarter grew 6% to $137.5 million driven by pricing, new program launches, customer inventory builds and select platform successes
•
Gross margin for the quarter was 16.5%, compared with 13.2% in the prior year period
•
Net income attributable to Strattec for the second quarter fiscal 2026 was $4.9 million, or
$1.20 per diluted share; compared with $0.32 per diluted share in the prior year period
•
Adjusted EBITDA1 was $12.3 million, or 8.9% of sales, compared with $8.0 million in the prior year second quarter.
•
Strong balance sheet provides financial flexibility; $99.0 million in cash and $2.5 million in debt
•
Furthered fiscal 2026 restructuring actions which collectively are expected to result in annualized savings of $3.4 million

MILWAUKEE, WI, February 5, 2026 – Strattec Security Corporation (Nasdaq: STRT) (“Company” or “Strattec”), a leading provider of smart vehicle access, security and authorization solutions for the global automotive industry, reported financial results for its second quarter of fiscal year 2026, which ended December 28, 2025.

Jennifer Slater, President and CEO of Strattec, said, “We delivered a solid second quarter despite market and supply chain headwinds and unfavorable foreign exchange trends. A focus on pricing and cost reductions protected our gross margin. That focus continued during the quarter as we offered a voluntary early retirement program and implemented additional restructuring actions in our operations in Mexico. We expect $3.4 million in annual savings from these actions. We continue to generate strong cash flow even as we are investing to improve our business.”

“The second half of fiscal 2026 is expected to have a softer U.S. automotive production market and continued FX headwinds. We remain centered on transforming Strattec into a better business with stronger earnings power and a predictable path for growth. We will continue to find ways to improve productivity while investing in creating the products that will provide vehicle access solutions for the future,” Ms. Slater concluded.

1 Refer to “Use of Non-GAAP Financial Metrics and Additional Financial Information” as well as accompanying reconciliations to GAAP

Strattec Generated $14 million in Cash from Operations in Second Quarter Fiscal 2026
February 5, 2026

FY 2026 Second Quarter Financial Summary
(compared with prior-year period, except where otherwise noted)

Net sales were $137.5 million, an increase of $7.6 million, or 6%. Sales growth was driven by $3.1 million of pricing, $3.0 million associated with favorable sales mix and higher content value, $2.4 million in net new program launches and $1.4 million in tariff recovery more than offsetting $2.3 million in reduced market demand.

Gross profit increased $5.6 million to $22.7 million, while gross margin expanded 330 basis points. The improvement was primarily the result of pricing actions and the contribution from higher production volumes, complemented by $1.7 million in restructuring savings. This more than offset $0.9 million of incremental tariff costs, $1.2 million of higher labor costs in Mexico related to annual merit increases, and $1.6 million related to unfavorable foreign exchange rates.

Selling, administrative and engineering (“SAE”) expenses increased $2.8 million to $17.9 million, or 13.0% of sales, compared with $15.0 million, or 11.6% of sales, in the prior-year period. Elevated SAE expenses included a $1.7 million charge related to the voluntary retirement program and an increase in business transformation costs of $0.8 million. The $0.7 million investment in additional talent was mostly offset by the $1.1 million reduction in executive transition costs.

Interest income grew $0.5 million on higher cash balances, while interest expenses declined $0.2 million on lower borrowings. Other income increased $2.2 million as a result of changes in foreign currency exchange rates.

Net income attributable to Strattec was $4.9 million, or $1.20 per diluted share, compared with
$1.3 million, or $0.32 per diluted share, in the prior-year period. On an adjusted basis, second quarter fiscal 2026 net income attributable to Strattec1 was $7.1 million, and adjusted diluted earnings per share1 was $1.71. Adjusted EBITDA1 for the quarter was $12.3 million compared with $8.0 million in the prior-year period. Adjusted EBITDA margin of 8.9%, compared with 6.1% in the fiscal 2025 second quarter.

Financial Flexibility with Strong Balance Sheet

Cash from operations in the second quarter of fiscal 2026 was $13.9 million, an increase of $4.4 million, or 47%, as a result of higher cash earnings.

At December 28, 2025, the Company had $99.0 million in cash and cash equivalents, up from
$90.5 million at the end of the first quarter fiscal 2026 and $84.6 at the end of the fourth quarter of fiscal 2025. Inventories increased $10.3 million in the quarter to improve service levels and reduce expedites.

Second Quarter Fiscal Year 2026 Webcast and Conference Call

The Company will host a conference call and webcast tomorrow, Friday, February 6, 2026, at 9:00 am Eastern Time to review the financial and operating results for the period ended December 28, 2025, and provide an update on its transformation progress. A question-and-answer session will follow.

You can access the call by phoning (201) 689-8470 or find the webcast and accompanying slide presentation at investors.strattec.com.

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Friday,
February 20, 2026. To listen to the archived call, dial +1 (412) 317-6671 and enter replay PIN

1 Refer to “Use of Non-GAAP Financial Metrics and Additional Financial Information” as well as accompanying reconciliations to GAAP

Strattec Generated $14 million in Cash from Operations in Second Quarter Fiscal 2026
February 5, 2026

13757872. The webcast replay will be available on the Investor Relations section of the Company’s website investors.strattec.com, where a transcript will be posted once available.

About Strattec
Strattec is a leading global provider of advanced automotive access, security & authorization solutions for leading vehicle manufacturers, primarily in the U.S. With a history spanning over 110 years, Strattec has consistently been at the forefront of innovation in vehicle security, transitioning from mechanical to integrated electro-mechanical systems. Its highly-engineered products include power access solutions, latches, vehicle start systems, keys, fobs & accessories, locks & locksets, door handles and other access products. Power access solutions provide the motion control for power liftgates, sliding power doors and power tailgates. For more information on Strattec and its solutions, visit www.strattec.com.

Safe Harbor Statement
Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to the same from foreign countries, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of the Company’s products and the products of its customers and fluctuations in costs of operation. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Strattec provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Strattec’s management uses these measures to make strategic decisions, establish budget plans and forecasts, identify trends affecting Strattec’s business, and evaluate performance. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, will help investors evaluate Strattec’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Contact:

Deborah K. Pawlowski, IRC
Alliance Advisors IR
Phone: 716-843-3908
Email: dpawlowski@allianceadvisors.com

Strattec Generated $14 million in Cash from Operations in Second Quarter Fiscal 2026
February 5, 2026

FINANCIAL TABLES FOLLOW

Strattec Generated $14 million in Cash from Operations in Second Quarter Fiscal 2026
February 5, 2026

Strattec Security Corporation

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net sales	$137,534	$129,919	$289,933	$268,971
Cost of goods sold	114,812	112,768	240,876	232,899
Gross profit	22,722	17,151	49,057	36,072
Gross margin	16.5%	13.2%	16.9%	13.4%
Selling, administrative and engineering expenses	17,860	15,017	33,748	28,875
Income from operations	4,862	2,134	15,309	7,197
Operating margin	3.5%	1.6%	5.3%	2.7%
Interest income	885	408	1,762	757
Interest expense	(96)	(257)	(252)	(552)
Other (expense) income, net	1,691	(482)	1,416	(353)
Income before provision for income taxes and non-controlling interest	7,342	1,803	18,235	7,049
Income tax expense	1,699	405	4,055	1,903
Net income	5,643	1,398	14,180	5,146
Net income attributable to non-controlling interest	696	79	704	124
Net income attributable to Strattec	$4,947	$1,319	$13,476	$5,022

Earnings per share attributable to Strattec
Basic	$1.21	$0.33	$3.31	$1.25
Diluted	$1.20	$0.32	$3.26	$1.24

Weighted average shares outstanding:
Basic	4,080	4,035	4,067	4,020
Diluted	4,131	4,070	4,129	4,058

Strattec Generated $14 million in Cash from Operations in Second Quarter Fiscal 2026
February 5, 2026

Strattec Security Corporation

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share amounts)

	December 28, 2025	June 29, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$99,027	$84,579
Receivables, net	89,217	102,061
Inventories, net	71,934	64,701
Pre-production costs	6,857	8,657
Value-added tax recoverable	19,858	19,389
Other current assets	6,374	10,676
Total current assets	293,267	290,063
Noncurrent Assets:
Property, plant and equipment, net	74,636	77,410
Deferred income taxes	19,758	19,531
Other long-term assets	4,584	4,450
Total Assets	$392,245	$391,454
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$59,568	$65,824
Accrued payroll and benefits	15,709	22,956
Value-added tax payable	12,732	11,933
Warranty reserve	8,567	8,900
Current portion of borrowings under credit facilities	2,500	—
Other current liabilities	13,374	9,737
Total current liabilities	112,450	119,350
Noncurrent Liabilities:
Noncurrent portion of borrowings under credit facilities	—	8,000
Post-employment benefits	12,806	13,325
Other noncurrent liabilities	3,975	4,348
Total Liabilities	129,231	145,023
Shareholders’ Equity:
Common stock, authorized 18,000,000 shares, $.01 par value, 7,699,083 issued shares at December 28, 2025 and 7,635,883 issued shares at June 29, 2025	77	76
Capital in excess of par value	105,601	103,784
Retained earnings	282,773	269,297
Accumulated other comprehensive loss	(14,935)	(16,113)
Less: treasury stock, at cost (3,615,268 shares at December 28, 2025 and 3,596,549 shares at June 29, 2025)	(136,718)	(135,452)
Total Strattec shareholders’ equity	236,798	221,592
Non-controlling interest	26,216	24,839
Total Shareholders' Equity	263,014	246,431
Total Liabilities and Shareholders' Equity	$392,245	$391,454

Strattec Generated $14 million in Cash from Operations in Second Quarter Fiscal 2026
February 5, 2026

Strattec Security Corporation

Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended		Six Months Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
OPERATING ACTIVITIES:
Net income	$5,643	$1,398	$14,180	$5,146
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,893	3,544	7,678	7,206
Foreign currency transaction loss (gain)	463	(188)	1,134	(1,193)
Stock-based compensation expense	1,125	891	1,794	1,079
Unrealized (gain) loss on peso forward contracts	(79)	284	(372)	936
Other, net	227	269	543	816
Change in operating assets and liabilities
Receivables	13,468	10,568	12,894	7,379
Inventories	(10,342)	2,283	(7,233)	138
Prepaids and other assets	2,845	1,963	6,649	7,844
Accounts payable	(1,545)	(9,026)	(6,362)	(3,990)
Accrued liabilities	(1,817)	(2,542)	(5,697)	(4,580)
Net cash provided by operating activities	13,881	9,444	25,208	20,781
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(2,631)	(917)	(4,160)	(2,990)
Proceeds from sale of property, plant and equipment	259	—	259	—
Net cash used in investing activities	(2,372)	(917)	(3,901)	(2,990)
FINANCING ACTIVITIES:
Borrowings under credit facilities	—	—	—	3,000
Repayment of borrowings under credit facilities	(2,500)	—	(5,500)	(3,000)
Payment for debt issuance costs	(98)	—	(98)	—
Payment for taxes withheld from stock-based awards	(355)	—	(1,274)	—
Share issuances	16	15	32	28
Net cash (used in) provided by financing activities	(2,937)	15	(6,840)	28
Foreign currency impact on cash	(18)	(320)	(19)	(604)
NET INCREASE IN CASH AND CASH EQUIVALENTS	8,554	8,222	14,448	17,215

CASH AND CASH EQUIVALENTS
Beginning of period	90,473	34,403	84,579	25,410
End of period	$99,027	$42,625	$99,027	$42,625
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$575	$4,458	$1,157	$8,539
Interest	$61	$279	$184	$559
Non-cash investing activities:
Change in capital expenditures in accounts payable	$(13)	$56	—	$(450)

Strattec Security Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures (in thousands, except per share amounts)

Strattec Generated $14 million in Cash from Operations in Second Quarter Fiscal 2026
February 5, 2026

	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
NET SALES:
Net Sales (GAAP)	139,052	129,919	144,082	152,013	$565,066	152,399	137,534			$289,933

ADJUSTED EBITDA:
Net income attributable to Strattec (GAAP)	$3,703	$1,319	$5,396	$8,267	$18,685	$8,529	$4,947			$13,476
Net income (loss) attributable to non-controlling interest	45	79	315	(205)	234	8	696			704
Income tax expense	1,498	405	1,644	2,170	5,717	2,356	1,699			4,055
Other (income) expense, net	(129)	482	16	(1,189)	(820)	275	(1,691)			(1,416)
Interest income	(349)	(408)	(529)	(753)	(2,039)	(877)	(885)			(1,762)
Interest expense	295	257	243	212	1,007	156	96			252
Income from operations	5,063	2,134	7,085	8,502	22,784	10,447	4,862	-	-	15,309

Adjustments:
Depreciation	3,662	3,544	3,746	3,812	$14,764	3,785	3,893			$7,678
Non-cash stock-based compensation	188	891	760	887	2,726	669	1,125			1,794
Restructuring and similar charges	-	265	809	(676)	398	-	1,305			1,305
Executive transition costs	941	921	214	(17)	2,058	136	88			224
Business transformation costs	74	215	259	479	1,027	514	994			1,508
	4,865	5,836	5,788	4,485	20,974	5,104	7,405	-	-	12,509
Adjusted EBITDA (Non-GAAP)	$9,928	$7,970	$12,873	$12,987	$43,758	$15,551	$12,267	$-	$-	$27,818

Adjusted EBITDA as a % of Net Sales	7.1%	6.1%	8.9%	8.5%	7.7%	10.2%	8.9%			9.6%

ADJUSTED NET INCOME AND EARNINGS/(LOSS) PER SHARE:

Strattec Generated $14 million in Cash from Operations in Second Quarter Fiscal 2026
February 5, 2026

Net income attributable to Strattec (GAAP)	$3,703	$1,319	$5,396	$8,267	$18,685	$8,529	$4,947			$13,476
Adjustments:
Restructuring and similar charges	-	265	809	(676)	398	570	1,165			1,735
Executive transition costs	1,224	1,225	214	115	2,778	136	88			224
Business transformation costs	74	215	259	479	1,027	514	994			1,508
Non-controlling interest impact on above adjustments	-	-	(160)	160	-	(196)	190			(6)
Tax effect on above adjustments	(292)	(384)	(376)	107	(945)	(383)	(335)			(718)
	1,006	1,321	746	185	3,258	641	2,102	-	-	2,743
Adjusted Net Income attributable to Strattec (Non-GAAP)	$4,709	$2,640	$6,142	$8,452	$21,943	$9,170	$7,049	$-	$-	$16,219

Weighted Average Basic Shares Outstanding	4,005	4,035	4,039	4,039	4,030	4,054	4,080			4,067
Weighted Average Diluted Shares Outstanding	4,046	4,070	4,085	4,105	4,076	4,127	4,131			4,128

Diluted earnings per share (GAAP)	$0.92	$0.32	$1.32	$2.01	$4.58	$2.07	$1.20			$3.26
Adjusted dilutive earnings per share (Non-GAAP)	$1.16	$0.65	$1.50	$2.06	$5.38	$2.22	$1.71			$3.93